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                                                                   EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT
                           THE PRINCETON REVIEW, INC.

         This Employment Agreement is between Steven Hodas ("Hodas") and The Princeton Review, Inc. ("TPR"), and is subject to the current terms of the Executive Compensation Policy Statement, which is attached as Exhibit A (the "Policy Statement"). Terms may be defined in The Princeton Review Glossary. This Agreement supersedes any previous employment agreement.

1. Job Description: Hodas shall serve as the EVP of Strategic Development. He shall be responsible for evaluating new business opportunities, and working with division heads on issues surrounding online strategies.

2. Compensation: TPR shall pay Hodas $155,000 per year increasing by $10,000 each February 15th. In addition, Hodas shall be eligible for an annual performance-based bonus of between 16% and 75% of his base salary. This bonus shall be capped at $25,000 for 2000.

3. Stock Option Grant: In addition to Stock previously issued, TPR hereby grants Hodas an option to purchase 37,186 shares of Series B Common Stock at a $6.25 strike price, vesting evenly each quarter over the next two years.

4. Loan: At Hodas' request, TPR will lend to Hodas on a fully non-recourse basis up to an aggregate principal amount of $250,000 for a real estate purchase. This loan shall accrue interest at the best-available mortgage rate, have a term of three years, and require no payment of principal or interest for the term, Thereafter, the loan shall be paid back in full. TPR may hold as collateral Hodas' TPR Stock valued (based upon TPR's Agreed Value) at up to 250% of the outstanding loan principal.

5. Term: This Agreement will expire on February 15, 2001, and will automatically be extended for additional one-year periods on each anniversary thereof until (i) Hodas voluntarily terminates employment or (ii) TPR gives contrary written notice to Hodas at least 120 days prior to the anniversary date.

6. Severance Payments and Benefits: If TPR terminates Hodas's employment without cause under Section 4.1 of the Policy Statement, then, in addition to the payments provided under Section 5.1 of the Policy Statement, but in lieu of the payments provided under Section 5.3, TPR will pay his annual base salary for an additional 12 months following termination. In addition, Hodas will be entitled to reimbursement of COBRA payments to maintain medical and dental insurance for 12 months.

7. Disability: In Paragraph 4.2 of Exhibit A, the aggregating period shall be 120 days.
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Agreed to this April 10, 2000.

/s/ Mark Chernis                                     /s/ Steven Hodas
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Mark Chernis                                         Steven Hodas
Chief Operating Officer